Exhibit 10.1

AMENDMENT NO. 7 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 18, 2020 by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the Lenders signatory hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of April 26, 2018, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended by that certain Amendment No. 1 to Credit Agreement dated as of October 23, 2018, that certain Amendment No. 2 to Credit Agreement dated as of October 8, 2019, that certain Amendment No. 3 to Credit Agreement dated as of November 1, 2019, that certain Amendment No. 4 to Credit Agreement dated as of December 20, 2019, that certain Amendment No. 5 to Credit Agreement dated as of January 31, 2020, and that certain Amendment No. 6 to Credit Agreement dated as of July 31, 2020, the “Credit Agreement”);

WHEREAS, the Borrower and Montage Resources Corporation, a Delaware corporation (“Montage”), have entered into an Agreement and Plan of Merger, dated as of August 12, 2020 pursuant to which, inter alia, Montage will merge with and into the Borrower (the “Merger”); and

WHEREAS, in connection with the Merger, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders party hereto, which constitute the Majority Lenders, have agreed to amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Section 2.    Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is amended by amending and restating the following defined terms:

“Consolidated EBITDAX” means, for any period, Consolidated Net Income for such period, plus

(a)    the following (without duplication), in each case only to the extent (and in the same proportion) deducted (and not added back or excluded) in determining Consolidated Net Income for such period:

(i)    Consolidated Interest Expense for such period,

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(ii)    depletion, depreciation and amortization expense for such period,

(iii)    consolidated income tax expense for such period,

(iv)    any non-cash losses or charges resulting from any hedging arrangements resulting from the requirements of FASB ASC 815 for such period,

(v)    (A) fees and expenses of third party advisors (including legal counsel, investment bankers, accountants, consultants, engineers and similar professionals) incurred during such period or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and (B) any costs, charges or expenses relating to severance, cost savings (including reductions in general and administrative expenses), operating expense reductions, facilities closing, consolidations and integration costs, and other restructuring charges or reserves (provided that (x) amounts added back pursuant to this clause (v) shall not exceed $100,000,000 in the aggregate for the period from the Effective Date through June 30, 2020 and (y) the amount that may be added back pursuant to this clause (v) for any Fiscal Quarter ending on or after September 30, 2020 (any such Fiscal Quarter for which the maximum addback pursuant to this clause (y) is being calculated, a “Subject Fiscal Quarter”) shall not exceed (1) the greater of (X) $100,000,000 and (Y) 10.0% of Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on the last day of such Subject Fiscal Quarter (calculated in accordance with this definition but prior to giving effect to any addback pursuant to this clause (v)) minus (2) the aggregate of all amounts added back pursuant to this clause (v) for each Fiscal Quarter ending on or after September 30, 2020 but prior to the commencement of such Subject Fiscal Quarter; provided further that, for the avoidance of doubt, (I) any addback to EBITDAX for any Fiscal Quarter made pursuant to this clause (v) in reliance on the limitation set forth in clause (1)(Y) above may be included in the calculation of EBITDAX for any subsequent period of four consecutive Fiscal Quarters that includes such Fiscal Quarter, notwithstanding any decline in the amount set forth in clause (1)(Y) for such subsequent period and (II) correspondingly, any such decline in the amount set forth in clause (1)(Y) for any subsequent period shall not result in any amounts previously added back pursuant to this clause (v) in reliance on the limitation set forth in clause (1)(Y) above ceasing to be permitted to be added back pursuant to this clause (v)).

(vi)    oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period,

(vii)    non-cash losses from Dispositions of assets and any other extraordinary, unusual or non-recurring expenses, losses or charges,

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(viii)    costs, fees and expenses incurred in connection with the Transactions (provided that the amounts added back pursuant to this clause (viii) shall not exceed $10,000,000 in the aggregate since the Effective Date), and

(ix)     any other non-cash charges, including (A) any write-offs or write-downs reducing Consolidated Net Income for such period and (B) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other equity-based incentive awards or any other equity-based compensation;

provided that (y) in the case of each of the foregoing non-cash charges described in this clause (a), if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX to such extent and (z) amortization of a prepaid cash item that was paid in a prior period shall be excluded from this clause (a); minus

(b)    the following (without duplication), in each case only to the extent included in determining Consolidated Net Income for such period:

(i)    non-cash gains on any hedging arrangements resulting from the requirements of FASB ASC 815 for such period,

(ii)    non-cash gains or adjustments (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period) and all other non-cash items of income for such period, and

(iii)    any extraordinary, unusual or non-recurring non-cash gains,

in each case as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that, if at any time during such period the Borrower or any Subsidiary shall have made a Material Disposition or a Material Acquisition, Consolidated EBITDAX for such period shall be calculated giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period, and such pro forma effect shall be determined in good faith by a Financial Officer in a manner reasonably acceptable to the Administrative Agent and with supporting documentation reasonably acceptable to the Administrative Agent.

“Maturity Date” means the Scheduled Maturity Date; provided that if the Borrower has not (a) amended the terms of the Required 2023 Senior Notes to extend the scheduled repayment thereof to no earlier than the date that is 91 days after the Scheduled Maturity Date, (b) Redeemed the Required 2023 Senior Notes (in each case in compliance with Section 6.10) or (c) refinanced the Required 2023 Senior Notes with Permitted Refinancing Indebtedness or with the proceeds from Permitted Unsecured Notes or Montage Refinancing Loans, in each case on or before 91 days prior to the 2023 Senior Notes Scheduled Maturity Date, the Maturity Date shall be the date that is 91 days prior to the 2023 Senior Notes Scheduled Maturity Date.

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(b)    The last sentence of the definition of “Indebtedness” in Section 1.01 of the Credit Agreement is amended in its entirety as follows:

The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, and (ii) shall not include (A) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (B) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or United States government bonds (in an amount sufficient to satisfy all obligations relating to such Indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness (and subject to no other Liens) in accordance with the applicable terms of the instrument governing such Indebtedness, but only to the extent that such defeasance has been made in a manner not prohibited by this Agreement or (C) prior to the consummation of the Montage Merger, the aggregate principal amount of the Montage Refinancing Senior Notes, but only to the extent that the net cash proceeds thereof are held in a segregated escrow account and have not been released to the account of the Borrower or any of its Restricted Subsidiaries or for the benefit of the Borrower or any of its Restricted Subsidiaries.

(c)    Section 1.01 of the Credit Agreement is amended by adding the following defined terms in appropriate alphabetical order:

“2015 Montage Indenture” means that certain Indenture, dated as of July 6, 2015, between Montage (as successor in interest to Eclipse Resources Corporation), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (as in effect on the Amendment No. 7 Effective Date and as amended, supplemented or otherwise modified from time to time thereafter, but without giving effect to any amendment, supplement or other modification that would reasonably be expected to be adverse in any material respect to the Lenders (unless the Majority Lenders have otherwise consented thereto)).

“2023 Senior Notes” means the 8.875% Senior Notes due 2023 issued by Montage (as successor in interest to Eclipse Resources Corporation) pursuant to the 2015 Montage Indenture and to be assumed by the Borrower in connection with the Montage Merger (as in effect on the Amendment No. 7 Effective Date and as amended, supplemented or otherwise modified from time to time thereafter, but without giving effect to any amendment, supplement or other modification that would reasonably be expected to be adverse in any material respect to the Lenders (unless the Majority Lenders have otherwise consented thereto)).

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“2023 Senior Notes Assumption” means assumption by the Borrower of the 2023 Senior Notes in connection with the Montage Merger.

“2023 Senior Notes Scheduled Maturity Date” means July 15, 2023.

“Amendment No. 7” means that certain Amendment No. 7 to Credit Agreement, entered into as of the Amendment No. 7 Effective Date, by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“Amendment No. 7 Effective Date” means August 18, 2020.

“Ancillary Document” has the meaning specified in Section 9.06(b).

“Called 2023 Senior Notes” means the 2023 Senior Notes called for Redemption pursuant to the Montage Refinancing Transactions.

“Designated Senior Notes” means, collectively, the Existing Senior Notes, the Permitted Unsecured Notes, the Montage Refinancing Senior Notes and, from and after the consummation of the Montage Merger and the 2023 Senior Notes Assumption, the 2023 Senior Notes.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Liquidity” means, on any day, the aggregate sum of (a) Availability on such day and (b) cash on deposit in Controlled Accounts on such day.

“Montage” means Montage Resources Corporation, a Delaware corporation.

“Montage Merger” means the merger of Montage with and into the Borrower pursuant to the Montage Merger Agreement.

“Montage Merger Agreement” means that certain Agreement and Plan of Merger, by and between the Borrower and Montage, as in effect on the Amendment No. 7 Effective Date and as amended, supplemented or otherwise modified from time to time thereafter, but without giving effect to any amendment, supplement or other modification that would reasonably be expected to be adverse in any material respect to the Lenders (unless the Majority Lenders have otherwise consented thereto).

“Montage Refinancing Deadline” means the date that is twelve (12) months after the earlier to occur of (a) the Amendment No. 7 Effective Date and (b) the closing of the Montage Merger.

“Montage Refinancing Loans” means the aggregate Loans made to the Borrower pursuant to clause (d) of Schedule I to Amendment No. 7, as part of the Montage Refinancing Transactions.

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“Montage Refinancing Senior Notes” means unsecured Indebtedness in the form of unsecured senior or senior subordinated notes issued by the Borrower or any Subsidiary Guarantor on or after the Amendment No. 7 Effective Date and prior to the date on which the Montage Merger is consummated, provided that (a) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in Pro Forma Financial Covenant Compliance, (b) at the time of and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom, (c) such Indebtedness (i) has a stated maturity that is no earlier than 91 days after the Scheduled Maturity Date and (ii) does not have any scheduled prepayment, amortization, redemption, sinking fund or similar obligations prior to the date that is 91 days after the Scheduled Maturity Date (except for customary offers to purchase with proceeds of asset sales or upon the occurrence of a change of control), (d) such Indebtedness does not contain any financial maintenance covenants that are more restrictive than any financial maintenance covenant set forth in this Agreement, (e) such Indebtedness is on terms, taken as a whole, not materially less favorable to the Borrower and its Restricted Subsidiaries than market terms for issuers of similar size and credit quality given the then prevailing market conditions, as reasonably determined by the Borrower and (f) the Borrower is irrevocably obligated to redeem such Indebtedness if the Montage Merger is not consummated prior to the Montage Refinancing Deadline.

“Montage Refinancing Transactions” means, collectively, the transactions described on Schedule I to Amendment No. 7.

“Permitted Acquisition Outside Date” has the meaning specified in Section 6.10(i).

“Required 2023 Senior Notes” means 2023 Senior Notes in an aggregate principal amount of not less than $450,000,000.

“Substantially Concurrent Issuance” means any issuance of equity interests (other than Disqualified Stock) made at any time between (a) (i) in the case of any Redemption of Existing Senior Notes or Permitted Unsecured Notes, the date that is 180 days prior to the date of such Redemption and (ii) in the case of any Redemption of Montage Refinancing Senior Notes or 2023 Senior Notes, the date that is 270 days prior to the date of such Redemption and (b) the date of such Redemption (inclusive of such dates).

(d)    Section 1.01 of the Credit Agreement is amended by deleting the definition of “Required 2022 Senior Notes” in its entirety.

(e)    Section 6.03 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (h), replacing the period at the end of clause (i) with “;” and adding the following new clauses (j) and (k) as follows:

(j)    during the period from the Amendment No. 7 Effective Date until the Montage Refinancing Deadline, the Montage Refinancing Senior Notes and any Permitted Refinancing Indebtedness in respect thereof; and

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(k)    from and after the consummation of the Montage Merger, the 2023 Senior Notes and any Permitted Refinancing Indebtedness in respect thereof; provided that, at the time the 2023 Senior Notes are assumed by the Borrower, (i) after giving pro forma effect to the assumption of such Indebtedness, the Borrower shall be in Pro Forma Financial Covenant Compliance and (ii) immediately after giving effect to such assumption of the 2023 Senior Notes, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided further that, notwithstanding anything to the contrary in the definition of “Permitted Refinancing Indebtedness”, if the Montage Refinancing Senior Notes otherwise fulfill the requirements of clauses (a) through (g) of the definition of “Permitted Refinancing Indebtedness” (with the 2023 Senior Notes deemed to be the “Refinanced Indebtedness” and the Montage Refinancing Senior Notes deemed to be the “New Indebtedness” for purposes of such definition), the Montage Refinancing Senior Notes shall be deemed to be Permitted Refinancing Indebtedness in respect of the 2023 Senior Notes (notwithstanding that the proceeds of the Montage Refinancing Senior Notes are not directly used to effect the Redemption of the 2023 Senior Notes) so long as the Borrower Redeems the Called 2023 Senior Notes with the proceeds of the Montage Refinancing Loans prior to the Montage Refinancing Deadline.

(f)    Section 6.10 of the Credit Agreement is hereby amended and restated as follows:

SECTION 6.10    Limitations on Redemptions of Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, voluntarily Redeem any Designated Senior Notes prior to their stated maturity, except:

(a)    in the case of any Designated Senior Notes with maturity dates on or after the Scheduled Maturity Date, the Borrower and its Restricted Subsidiaries may Redeem such Designated Senior Notes with payments (which payments may include cash consideration to effect an exchange of any of the Designated Senior Notes as part of a permitted refinancing) made with the proceeds of Permitted Refinancing Indebtedness;

(b)    the Borrower and its Restricted Subsidiaries may Redeem 2022 Senior Notes and, from and after the consummation of the Montage Merger and the 2023 Senior Notes Assumption, 2023 Senior Notes, in each case, with payments made with the proceeds of Permitted Refinancing Indebtedness; provided that (i) in the case of the 2023 Senior Notes, such Redemption is made at least 91 days prior to the 2023 Senior Notes Scheduled Maturity Date and (ii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing;

(c)    the Borrower and its Restricted Subsidiaries may Redeem any Designated Senior Notes so long as, after giving pro forma effect to any such Redemption, the Payment Conditions are satisfied;

(d)    the Borrower and its Restricted Subsidiaries may Redeem any Existing Senior Notes or Permitted Unsecured Notes from the Net Cash Proceeds received by the Borrower or such Restricted Subsidiary from one or more Fayetteville Transactions so long

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as (i) no Loans are outstanding immediately before and after giving effect to such Redemption, (ii) such Redemption is made prior to the Fayetteville Proceeds Deadline and (iii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing;

(e)    the Borrower or any Restricted Subsidiary may Redeem any Designated Senior Notes with the net cash proceeds from any Substantially Concurrent Issuance of any equity securities (other than Disqualified Stock) (it being understood that the Borrower may use of all or a portion of the net cash proceeds of any such equity issuance to temporarily reduce Borrowings under this Agreement pending such Redemption and may reborrow under this Agreement in an amount not to exceed the amount of prepayments previously made with the proceeds of such equity issuance in order to effect such Redemption pursuant to this clause (e));

(f)    from and after the consummation of the Montage Merger and the 2023 Senior Notes Assumption, the Borrower and its Restricted Subsidiaries may Redeem any 2022 Senior Notes or 2023 Senior Notes with the proceeds of any Montage Refinancing Loans so long as (i) such Redemption is made prior to the Montage Refinancing Deadline, and (ii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing;

(g)    from and after the consummation of the Montage Merger and the 2023 Senior Notes Assumption, the Borrower and its Restricted Subsidiaries may Redeem any 2023 Senior Notes with the proceeds of Loans made pursuant to this Agreement so long as (i) such Redemption is made prior to the Montage Refinancing Deadline, (ii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing, and (iii) the aggregate principal amount of Redemptions of 2023 Senior Notes made pursuant to this Section 6.10(g) shall not exceed $25,000,000;

(h)    the Borrower and its Restricted Subsidiaries may Redeem any Montage Refinancing Senior Notes if (i) the Borrower is irrevocably obligated to Redeem such Montage Refinancing Senior Notes if the Montage Merger is not consummated prior to the Montage Refinancing Deadline, (ii) the Borrower or any Restricted Subsidiary becomes obligated to effect the Redemption of such Montage Refinancing Senior Notes as a result of the Montage Merger not being consummated prior to the Montage Refinancing Deadline, (iii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing and (iv) either (1) (x) the cash proceeds from the issuance of such Montage Refinancing Senior Notes shall have been escrowed and separated from the other cash of the Borrower and its Restricted Subsidiaries and held for purposes of such Redemption and (y) the Borrower and its Restricted Subsidiaries use only the cash proceeds that have been so escrowed in order to effect such Redemption or (2) to the extent the cash proceeds from the issuance of such Montage Refinancing Senior Notes are not escrowed as described in clause (1)(x), at all times from the date the Montage Refinancing Senior Notes are issued until such Redemption, Liquidity shall be greater than or equal to the sum of (i) the aggregate principal amount of the Montage Refinancing Senior Notes issued and (ii) 20% of the Credit Limit then in effect; and

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(i)    the Borrower and its Restricted Subsidiaries may Redeem any Permitted Unsecured Notes issued by the Borrower in anticipation of a Permitted Acquisition permitted hereunder if (i) the Borrower is irrevocably obligated to Redeem such Permitted Unsecured Notes if such Permitted Acquisition is not consummated prior to the earlier of (A) the date that is 180 days after the issuance of such Permitted Unsecured Notes and (B) the date on which either party has the right to terminate the related acquisition agreement if such Permitted Acquisition has not been consummated by such date (such earlier date, the “Permitted Acquisition Outside Date”), (ii) the Borrower or any Restricted Subsidiary becomes obligated to effect the Redemption of such Permitted Unsecured Notes as a result of such Permitted Acquisition not being consummated prior to the Permitted Acquisition Outside Date, (iii) at the time of and immediately after giving pro forma effect to such Redemption, no Default or Event of Default shall have occurred and be continuing and (iv) either (1) (x) the cash proceeds from the issuance of such Permitted Unsecured Notes shall have been escrowed and separated from the other cash of the Borrower and its Restricted Subsidiaries and held for purposes of such Redemption and (y) the Borrower and its Restricted Subsidiaries use only the cash proceeds that have been so escrowed in order to effect such Redemption or (2) to the extent the cash proceeds from the issuance of such Permitted Unsecured Notes are not escrowed as described in clause (1)(x), at the time of and immediately after giving pro forma effect to such Redemption, Availability shall be greater than or equal to the sum of (i) the aggregate principal amount of the Permitted Unsecured Notes issued and (ii) 20% of the Credit Limit then in effect.

(g)    Section 9.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related

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to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Related Parties of any Lender for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

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Section 3.    Amendment No. 7 Effective Date; Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 7 Effective Date”) on which the following conditions have been satisfied:

(a)    the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a counterpart of this Amendment executed by the Borrower, the Administrative Agent and Lenders constituting the Majority Lenders;

(b)    the Borrower shall have paid to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Amendment No. 7 Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03 of the Credit Agreement or any other Loan Document;

(c)    the Administrative Agent shall have received all fees required to be paid pursuant to that certain Fee Letter, dated as of the date hereof, by and between the Borrower and the Administrative Agent;

(d)    the representations and warranties contained in Section 4 hereof shall be true and correct; and

(e)    no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 7 Effective Date, and such notice shall be conclusive and binding.

Section 4.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, before and after giving effect to each of the amendments set forth in this Amendment:

(a)    the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties are true and correct in all respects) on and as of the Amendment No. 7 Effective Date, except to the extent made as of a specific date, which representations and warranties shall have been true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall have been true and correct in all respects as of such specific date); and

(b)    no Default or Event of Default has occurred and is continuing on the Amendment No. 7 Effective Date.

Section 5.    Confirmation of Montage Merger. The Lenders and the Borrower hereby agree that the Montage Merger is permitted under Section 6.05 of the Credit Agreement if such merger meets all the requirements of the definition of “Permitted Acquisition” in the Credit Agreement.

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Section 6.    Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by any Loan Party with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof.

Section 7.    Ratification of Collateral Documents. The Borrower hereby acknowledges and ratifies, on behalf of itself and each other Loan Party, the existence and priority of the Liens granted by the Loan Parties in and to the Collateral in favor of the Secured Parties and represents and warrants, on behalf of itself and each other Loan Party, that such Liens and security interests are valid, existing and in full force and effect. The Borrower hereby ratifies and confirms, on behalf of itself and each other Loan Party, each Loan Party’s obligations under the Collateral Documents to which such Loan Party is a party and hereby represents and acknowledges, on behalf of itself and each other Loan Party, that the Loan Parties have no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their obligations thereunder. Furthermore, the Borrower agrees, on behalf of itself and each other Loan Party, that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Collateral Documents or any of the other Loan Documents. Finally, the Borrower hereby represents and warrants, on behalf of itself and each other Loan Party, that the execution and delivery of this Amendment and the other documents executed in connection herewith shall in no way change or modify its or any other Loan Party’s obligations as a debtor, pledgor, assignor, obligor, grantor, mortgagor and/or chargor under any Collateral Document and the other Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Loan Party.

Section 8.    Effect of Amendment. From and after the Amendment No. 7 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Credit Agreement in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 9.    Costs and Expenses. Pursuant to the terms of Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution and enforcement of this Amendment.

12

Section 10.    Choice of Law. This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

Section 11.    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Amendment No. 7 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 12.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of page intentionally left blank; signature pages follow.]

13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY,
a Delaware corporation

By:	/s/ Julian Bott
Name:	Julian Bott
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Arina Mavilian
Name:	Arina Mavilian
Title:	Executive Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

CITIBANK, N.A., as a Lender

By:	/s/ Ivan Davey
Name:	Ivan Davey
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

MUFG BANK, LTD., as a Lender

By:	/s/ Traci Bankston
Name:	Traci Bankston
Title:	Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

BANK OF MONTREAL,
as a Lender

By:	/s/ Hill Taylor
Name:	Hill Taylor
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

BBVA USA,
as a Lender

By:	/s/ Daniel Ferreyra
Name:	Daniel Ferreyra
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Ting Lee
Name:	Ting Lee
Title:	Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Senior Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

FIFTH THIRD BANK,
as a Lender

By:	/s/ Larry Hayes
Name:	Larry Hayes
Title:	Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

HSBC BANK USA, N.A., as a Lender

By:	/s/ Shaun R. Kleinman
Name:	Shaun R. Kleinman
Title:	Senior Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

REGIONS BANK,
as a Lender

By:	/s/ Cody Chance
Name:	Cody Chance
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ John Engel
Name:	John Engel
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

ABN AMRO Capital USA LLC,
as a Lender

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Jake Dowden
Name:	Jake Dowden
Title:	Vice President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

SHELL TRADING RISK MANAGEMENT, LLC,
as a Lender

By:	/s/ Carla E Vincitore
Name:	Carla E Vincitore
Title:	President

Signature Page to Amendment No. 7 to Credit Agreement

(Southwestern Energy Company)

Schedule I

Montage Refinancing Transactions

[Omitted.]